Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168834, 333-135076, 333-116930, 333-90045, 333-77943, 333-39396 and 333-67692)  of Autobytel Inc. of our report dated February 28, 2013, with respect to the consolidated financial statements and schedule of Autobytel Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.
/s/Moss Adams LLP
Los Angeles, California
February 28, 2013